EXHIBIT A

AMENDED AND RESTATED JOINT FILING AGREEMENT

            THIS AMENDED AND RESTATED JOINT FILING AGREEMENT (this “Agreement”) is dated as of July 7, 2010 and is entered into by and among Weisman Family Foundation, a California not for profit corporation (“Foundation”), 770 HATZLACHA LLC, a California limited liability company (“770”), MGAT, a trust formed in California,  Aaron Weisman (“AW”) and Lyle Weisman, an individual (“LW”), Moisce Belinow (“Belinow”), Richard Horowitz (“Horowitz”), and Joel Aaronson (“Aaronson”).

            WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the “Act”), only one Schedule 13D Statement (“Statement”) need be filed whenever two or more persons are required to file a Statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

            WHEREAS, each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson have previously agreed, in accordance with Rule 13d-1(k) under the Act, to file one Statement relating to their beneficial ownership of the Common Stock, par value $0.001 per share, of Thomas Properties Group, Inc., a Delaware corporation (the “Company”), and did further agree that said Statement shall be filed on behalf of each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson (such  agreement being, the “Joint Filing Agreement”).

            WHEREAS, each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson now desire to amend and restate the Joint Filing Agreement as set forth herein and does hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement relating to their beneficial ownership of the Common Stock, par value $0.001 per share, of the Company, and does hereby further agree that said Statement shall be filed on behalf of each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson.

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

        Each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson does hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement relating to their beneficial ownership of the Common Stock, par value $0.001 per share, of the Company, and does hereby further agree that said Statement shall be filed on behalf of each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson.

Each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson does hereby further agree to, and does, appoint each of Lyle Weisman and Aaron Weisman, acting individually or together, as their attorney-in-fact with all power and authority to execute the Statement and any amendments thereto on behalf of each of Foundation, 770, MGAT, AW, LW, Belinow, Horowitz and Aaronson.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                                                    Weisman Family Foundation

Date: July 7, 2009

/s/ Lyle Weisman

                                                                             By:  Lyle Weisman

                                                                             Its:  Manager

                                                                                    770 HATZLACHA LLC

 /s/ Lyle Weisman

Date: July 7, 2009                                                    By: Lyle Weisman

                                                                              Its: Manager

                                                                                    MGAT

                                                                                   /s/ Amber Zaebst

Date: July 7, 2009                                                 By: Amber Zaebst

                                                                           Its: Authorized Person

Date: July 7, 2009                                                       /s/ Aaron Weisman

                                                                                    Aaron Weisman

Date: July 7, 2009                                                       /s/ Lyle Weisman

                                                                                    Lyle Weisman

Date: July 7, 2009                                                       /s/ Moisce Belinow

                                                                                    Moisce Belinow

Date: July 7, 2009                                                       /s/ Joel Aaronson

                                                                                    Joel Aaronson